Master Bond Trust

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Amendment Number 5 to the Registration Statement under the Investment Company Act of 1940 filed on October 2, 2006 (SEC Accession No. 0001193125-06-201197).